EXHIBIT 32.2

Certifying Statement of the Chief Financial Officer pursuant to

Section 906 of the Sarbanes-Oxley Act;

In connection with the Quarterly Report of Photovoltaic Solar Cells, Inc. (the "Company") on Form 10-Q for the three months ended August 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harvey Judkowitz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Photovoltaic Solar Cells, Inc. and will be retained by Photovoltaic Solar Cells, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 08, 2008	By:	/s/ Harvey Judkowitz
Harvey Judkowitz
Chief Financial Officer Principal Accounting and Financial Officer